EXHIBIT 99.1

Digital Fusion Announces Equity Financing Commitment from Madison Run;
     Company Hires Edward Rawlinson as VP of Engineering Services

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Sept. 30, 2004--Digital Fusion, Inc. (OTCBB:DIGF), a business and information technology (IT) services provider, today announced that the Company has agreed to a $1.6 million equity financing commitment with Madison Run, LLC. The financing will allow Digital Fusion to retire certain debt, provide working capital to grow its federal engineering services business and provide capital to make potential acquisitions. The Company also announced today that Mr. Edward Rawlinson joined Digital Fusion on September 13, 2004 as Vice President of Engineering Services reporting to the Company's president and COO, Mr. Gary Ryan.
    The financing agreement will allow Madison Run to purchase 1.6 million shares of Digital Fusion common stock at $1.00 per share as well as the issuance of 50,000 five-year warrants to purchase Digital Fusion common stock at $1.25 per share. The investment and stock sale is subject to the execution of definitive agreements on or before October 8, 2004. Madison Run, LLC is a private equity fund specializing in providing growth capital to Huntsville based technology firms. In May of 2004 the Madison fund made a $450,000 equity investment in Digital Fusion.
    "We are pleased to have the continued support of Madison Run," said Roy Crippen, chief executive officer. "This financing will allow us to pursue our strategic growth initiatives in high-end federal services through key hires like Mr. Rawlinson and to fund potential acquisitions in this area as well."
    Mr. Rawlinson has over 30 years experience in the Ballistic Missile Defense industry specializing in the analysis, development and test of missile systems, and holds Bachelor's and Master's degrees in Aerospace Engineering from Auburn University. Prior to Joining Digital Fusion, Mr. Rawlinson was the Group Director for Advanced Technology at SYColeman, a subsidiary of L-3 Communication, Inc.
    "We are very pleased to have Ed join our Company to head up our newly formed Engineering Services Division," said Gary Ryan. "We expect to see a fourth quarter revenue contribution from Ed's division and a significant contribution soon after."
    "I am looking forward to the challenge of establishing the Engineering Services Division of Digital Fusion as a leader in providing innovative technical solutions to our customers," said Mr. Rawlinson. "I believe that my 30 years of experience in this area will help to propel the Company's expansion plans."

    About Digital Fusion

    Digital Fusion is a business and information technology consulting company helping its customers make the most of technology to access business information, enhance the performance of their human resources and meet their business needs.
    Digital Fusion provides a range of services in business process and application strategy and development, including Application Development and Data Management, Systems Integration and IT Support. Based in the eastern U.S., Digital Fusion has offices in Washington D.C., Philadelphia, Orlando, Huntsville, and New Jersey. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    Forward-Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; and capacity and supply constraints or difficulties. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.

    CONTACT: Digital Fusion, Inc., Huntsville
             Roy E. Crippen, 256-837-2620
             rcrippen@digitalfusion.com